UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Behringer Harvard REIT I, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEHRINGER HARVARD REIT I, INC.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To be held October 29, 2009

TIME AND DATE:	1:00 p.m. local time on October 29, 2009

PLACE:	Executive Offices of the Company 15601 Dallas Parkway, Suite 600 Addison, Texas 75001

ITEMS OF BUSINESS:	(1) To elect five individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

(2) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE:	You can vote if you are a stockholder of record as of the record date, the close of business on August 3, 2009.

ANNUAL REPORT:	Our 2008 Annual Report, which is not a part of the proxy soliciting material, has been mailed to each of our stockholders of record as of the close of business on August 3, 2009.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:	The Proxy Statement, including a form of proxy, and our 2008 Annual Report are available online at www.behringerharvard.com/proxy.

PROXY VOTING:

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning the proxy card sent to you in the preaddressed envelope provided or by using the telephone or Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

/s/ Telisa Webb Schelin
Telisa Webb Schelin
Secretary

August 21, 2009
Dallas, Texas

BEHRINGER HARVARD REIT I, INC.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 29, 2009

We are providing these proxy materials in connection with the solicitation by Behringer Harvard REIT I, Inc. (“Behringer Harvard REIT I,” the “Company,” “we,” “our” or “us”), a Maryland corporation, of proxies for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 29, 2009, at 1:00 p.m. local time at the offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of 2009 Annual Meeting.

This Proxy Statement, form of proxy and voting instructions are first being mailed or given to stockholders on or about August 21, 2009.

Annual Report

Our Annual Report for the year ended December 31, 2008 has been mailed to each of our stockholders of record as of the close of business on August 3, 2009.  Our Annual Report on Form 10-K may be accessed online through the website maintained for us at www.behringerharvard.com or through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov.  In addition, you may request a copy of our Form 10-K by writing or telephoning us at the following address:  15601 Dallas Parkway, Suite 600, Addison, Texas 75001, telephone (866) 655-3600.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on August 3, 2009 (the “Record Date”) are entitled to receive this notice and to vote their shares at the Annual Meeting.  As of the Record Date, there were 292,597,017 shares of our common stock outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.  Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting.  If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the five nominees named herein.  With respect to any other business that may properly come before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum but will not be counted as votes cast.

A majority of the votes represented in person or by proxy at the Annual Meeting is required for the election of directors, provided a quorum is present. Withheld votes will have the effect of a vote against each nominee for director.

Proxy Voting By Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards. Stockholders of record with Internet access may also submit proxies by following the “Vote by Internet” instructions on their proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the proxy card enclosed for instructions.  If you choose not to authorize a proxy by telephone or Internet, please complete, sign and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Voting on Other Matters

Our board of directors does not presently intend to bring any business before the Annual Meeting other than the proposal discussed in this Proxy Statement and specified in the Notice of the Annual Meeting.  If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.  We are not aware of any other matters to be raised at the Annual Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

•                  providing written notice of such revocation to the Secretary of the Company;

•                  signing and submitting a new proxy card with a later date;

•                  authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy is counted); or

•                  attending and voting your shares in person at the Annual Meeting.  Attending the Annual Meeting will not revoke your proxy unless you specifically request.

Proxy Solicitation

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional solicitation material that we may provide to stockholders.  We have hired Boston Financial Data Services, Inc. (“Boston Financial”) to assist with the solicitation of proxies in conjunction with the Annual Meeting.  We will pay Boston Financial a fee of $3,500 plus customary costs and expenses for these services.  In addition, we may engage employees of Harvard Property Trust, LLC, an affiliate of our advisor, to assist with the solicitation of proxies in conjunction with the Annual Meeting for a reasonable fee and out-of-pocket expenses.  Furthermore, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.  Apart from the arrangements with Harvard Property Trust, LLC described above, our officers may also solicit proxies, but they will not be paid additional compensation for these services.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, person who has served as director or executive officer at any time since January 1, 2008, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of five members, three of whom (Charles G. Dannis, Steven W. Partridge and G. Ronald Witten) have been determined by the board of directors to be “independent” as that term is defined in our charter.  The board of directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2010 Annual Meeting of Stockholders: Robert M. Behringer, Robert S. Aisner, Charles G. Dannis, Steven W. Partridge and G. Ronald Witten.  Each nominee currently serves as a director and, if reelected as a director, will continue in office until his successor has been elected and qualified or until his earlier death, resignation or retirement.  The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the five nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

We expect each nominee for election as a director to be able to serve if elected.  If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of directors serving on the board.

The principal occupations and certain other information about the nominees are set forth below.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES
TO BE ELECTED AS DIRECTORS.

Robert M. Behringer, 61, has served as our Chairman of the Board of Directors since June 2002.  Mr. Behringer also served as our Chief Executive Officer from June 2002 to August 2008.  He has also served as the sole manager and Chief Executive Officer of Behringer Harvard Holdings, LLC (“Behringer Harvard Holdings”), the indirect parent company of our advisor, Behringer Advisors, LLC (“Behringer Advisors”), since December 2001.  Mr. Behringer also has served as the Chairman of the Board of Directors of Behringer Harvard Opportunity REIT I, Inc., since June 2006, Behringer Harvard Opportunity REIT II, Inc. since January 2007 and Behringer Harvard Multifamily REIT I, Inc. since December 2007, each a publicly registered real estate investment trust, and Behringer Harvard REIT II, Inc., a newly formed real estate investment trust, since April 2007.  Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Mid-Term Value Enhancement Fund I LP, each a publicly registered real estate limited partnership.  Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP, both private real estate limited partnerships.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer with a net asset value of approximately $200 million before liquidation.  Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships.  From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (since acquired by, and now known as, Lend Lease Real Estate Investments, Inc.), one of the largest real estate pension managers and advisors in the United States.  While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States.  The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion.  Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including experience with approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties.  In addition to being our Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties located in the United States and other countries, including Germany, the Netherlands, England, the Bahamas and Australia.  Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds Financial Industry Regulatory Authority (“FINRA”) Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council.  Mr. Behringer also was a licensed certified public accountant for over 20 years.  Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Robert S. Aisner, 62, has been our President since May 2005, and is one of our directors.  In addition, Mr. Aisner has served as our Chief Executive Officer since July 2009, and also held this position from June 2008 until May 2009.  Mr. Aisner served as an independent director from June 2002 until February 2003, at which time he was elected our Chief Operating Officer, a position he held until June 2008, and then served as a director from June 2003 until present.  In addition, Mr. Aisner has served as President (since November 2004), Chief Executive Officer (since June 2008) and a director (since June 2006) of Behringer Harvard Opportunity REIT I, Inc.  Mr. Aisner also has served as President, Chief Executive Officer and a director of Behringer Harvard Opportunity REIT II, Inc. since January 2007, as Chief Executive Officer and a director of Behringer Harvard Multifamily REIT I, Inc. since August 2006 and as President (since April 2007) and Chief Executive Officer (since September 2008) of Behringer Harvard REIT II, Inc. Mr. Aisner is also President of the other Behringer Harvard companies.

Mr. Aisner has over 30 years of commercial real estate experience with acquiring, managing and disposing of properties located in the United States and other countries, including Germany, the Netherlands, England, the Bahamas and Australia.  From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT focused on the development, acquisition and management of upscale apartment communities, which served as advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company that oversaw all of AMLI’s apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that managed AMLI’s corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performed real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee.  From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group.  From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Charles G. Dannis, 60, has been an independent director of Behringer Harvard REIT I, Inc. since January 2003.  Mr. Dannis has been a commercial real estate appraiser and consultant since 1972.  Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate consulting firm, in 1977 and has been employed by the firm since that time.  He is past Treasurer and Member of the Board of the National Council of Real Estate Investment Fiduciaries and past Chairman of its Valuation Committee.  He has been an active member of the Pension Real Estate Association, American Real Estate Society and Urban Land Institute.  Since 1988, Mr. Dannis has been an adjunct professor/lecturer in Real Estate and Urban Land Economics at the Cox School of Business at Southern Methodist University in both the undergraduate and graduate schools; he also is an award-winning teacher for the Mortgage Bankers Association of America’s School of Mortgage Banking.  He is a Member of the Appraisal Institute.  Mr. Dannis received a Bachelor of Business Administration degree from Southern Methodist University.

Steven W. Partridge, 51, has been an independent director of Behringer Harvard REIT I, Inc. since October 2003.  Mr. Partridge has over 25 years of commercial real estate and related accounting experience.  Since October 1997, Mr. Partridge has served as Chief Financial Officer and Senior Vice President of Coyote Management, LP, a real estate limited partnership that owns, manages and leases regional shopping malls.  From December 1983 to September 1997, Mr. Partridge served as a Director of Accounting and Finance, Asset Manager, and then Vice President of Asset Management with Lend Lease Real Estate Investments, a commercial real estate investment company, and its predecessor, Equitable Real Estate Investment Management.  Mr. Partridge has been licensed as a certified public accountant for over 25 years and during that time has been a member of American Institute of CPAs, Texas Society of CPAs, International Council of Shopping Centers and the CCIM Institute with a Certified Commercial Investment Member designation.  Mr. Partridge earned a Bachelor of Accountancy degree, cum laude, and a Master of Accountancy degree from the University of Mississippi.

G. Ronald Witten, 58, has been an independent director of Behringer Harvard REIT I, Inc. since April 2004.  Since January 2001, Mr. Witten has served as President of Witten Advisors LLC, a market advisory firm providing ongoing market advisory services to apartment developers, investors and lenders nationwide to identify the location and timing of future development and acquisition opportunities for the nation’s 40 major apartment markets.  Mr. Witten began his career in 1973 at M/PF Research, Inc., a national leader in apartment market data and market analysis, and served as its President from 1978 to 2000.  Mr. Witten has been an active member of the Urban Land Institute, where he served as Chairman of both the Multi-Family Silver Council and the Multi-Family Gold Council, and the National Multi Housing Council and its Research Advisory Group.  Mr. Witten received his Bachelor of Business Administration degree from Texas Tech University and has completed graduate classes in statistics and economics at Southern Methodist University.

Independence

As required by our charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board.  The board consults with our legal counsel to ensure that the board’s determinations are consistent with the New York Stock Exchange rules and applicable SEC rules regarding the definition of “independent.”

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Behringer Harvard REIT I, our senior management and our independent registered public accounting firm, the board has determined that the majority of the members of our board, and all of the members of our Audit Committee, Compensation Committee and Nominating Committee, are independent.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2008, the board met 14 times.  Each of our directors attended at least 75% of the aggregate number of meetings of the board, and all of the meetings of the committees on which he served, during 2008.  We encourage our directors to attend our annual meetings of stockholders.  In 2008, all of our directors attended the annual meeting of stockholders. Our entire board considers all major decisions concerning our business, including any property acquisitions.  However, our board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting.  The board of directors has established three permanent committees: the Audit Committee; the Compensation Committee; and the Nominating Committee.

Audit Committee.  The Audit Committee consists of independent directors Steven W. Partridge, the chairman, Charles G. Dannis and G. Ronald Witten.  Our board of directors has determined that Mr. Partridge is an “audit committee financial expert,” as defined by the rules of the SEC.  The Audit Committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the independent registered public accounting firm’s independence, and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.  The Audit Committee has adopted a written charter approved by the board of directors, which can be found on the website maintained for us at www.behringerharvard.com.  Each of the members of the Audit Committee is “independent” under New York Stock Exchange rules and applicable SEC rules.  During the fiscal year ended December 31, 2008, the Audit Committee met six times.

Compensation Committee.  Our board of directors also has established a Compensation Committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors.  The Compensation Committee consists of independent directors Mr. Dannis, the chairman, and Messrs. Partridge and Witten.  The primary duties of the Compensation Committee include reviewing all forms of compensation for our executive officers, if any, and our directors, approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares and advising the board on changes in compensation.  If we determine to hire employees, our Compensation Committee also would be charged with overseeing our compensation practices with respect to those employees.  Currently, we do not compensate our executive officers, and only our directors who are not employed by us, or by Behringer Advisors or its affiliates, receive compensation for their services to us.  Our executive officers do not have a role in determining the amount of director compensation, and our Compensation Committee has not engaged any compensation consultants to recommend or otherwise determine the amount or form of director compensation.  The Compensation Committee also administers the Behringer Harvard REIT I, Inc. 2005 Incentive Award Plan (the “2005 Incentive Award Plan”).

The Compensation Committee has adopted a written charter approved by the board of directors, which can be found on the website maintained for us at www.behringerharvard.com.  Each of the members of the Compensation Committee is “independent” under New York Stock Exchange rules and applicable SEC rules.  During the fiscal year ended December 31, 2008, the Compensation Committee met one time.

Nominating Committee.  The Nominating Committee consists of independent directors Mr. Witten, the chairman, and Messrs. Dannis and Partridge.  The Nominating Committee recommends nominees to serve on our board of directors.  The Nominating Committee has adopted a written charter approved by the board of directors, which can be found on the website maintained for us at www.behringerharvard.com.  Each of the members of the Nominating Committee is “independent” under New York Stock Exchange rules and applicable SEC rules.  During the fiscal year ended December 31, 2008, the Nominating Committee met two times.

The Nominating Committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in Section 2.13 of our Amended and Restated Bylaws, as amended.  Generally, this requires that the stockholder send certain information about the nominee to our Secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.  The Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and will periodically review and recommend for approval by the board any updates to the criteria as deemed necessary.  Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates.  The Nominating Committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to Section 2.13 of our Amended and Restated Bylaws will be no different than the process for evaluating other candidates considered by the Nominating Committee.  The nominees to be considered for membership to the board of directors at this Annual Meeting were nominated by the Nominating Committee on August 13, 2009 and approved by the full board.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors.  These parties can contact the board by mail at: Chairman of the Behringer Harvard REIT I, Inc. Audit Committee, 5600 W. Lovers Lane, Suite 116, No. 140, Dallas, Texas 75209-4330.  The Chairman of the Audit Committee will receive all communications made by this means and will relay all communications to the board of directors.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct Policy that is applicable to all members of our board of directors, our executive officers and employees of Behringer Advisors and its affiliates.  We have posted the policy on the website maintained for us at www.behringerharvard.com.  If in the future we amend, modify or waive a provision in the Code of Business Conduct Policy, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on the website maintained for us as necessary.

Directors’ Compensation

We pay each of our directors who are not employees of the Company or Behringer Advisors or its affiliates an annual retainer of $40,000 per year.  In addition, we pay the chairman of our Audit Committee an annual retainer of $15,000 per year and the chairmen of our Compensation and Nominating Committees annual retainers of $7,500 per year.  These retainers are paid quarterly in arrears.  In addition, we pay each of our directors who are not employees of the Company or Behringer Advisors or its affiliates (1) $2,000 for each board or committee meeting attended in person and (2) $1,000 for each board or committee meeting attended by telephone and for each written consent considered by the director.   All directors who are not employees of the Company or Behringer Advisors or its affiliates receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  If a director also is an employee of us, or an employee of Behringer Advisors or its affiliates, we do not pay compensation for services rendered as a director.

Under our 2005 Incentive Award Plan, each non-employee director also is automatically granted an option to purchase 5,000 shares of common stock on the date he first becomes a director and upon each reelection as a director.  The board of directors determines the fair market value of our shares under the 2005 Incentive Award Plan to determine exercise price and, as of August 2009, has determined that the exercise price for such options should be $9.50 per share.  Future options granted to non-employee directors under the 2005 Incentive Award Plan will become exercisable on the first anniversary of the date of grant.

The following table further summarizes compensation paid to the non-employee directors during 2008.

	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Charles G. Dannis	95,500	150	95,650
Steven W. Partridge	103,000	150	103,150
G. Ronald Witten	93,500	150	93,650

(1)            The value of option awards represents the amount of compensation cost under Statement of Financial Accounting Standards 123R.

2005 Incentive Award Plan

The 2005 Incentive Award Plan was approved by our board of directors on March 28, 2005 and our stockholders on May 31, 2005.  The 2005 Incentive Award Plan is administered by our Compensation Committee and provides for equity awards to our employees, directors and consultants and those of any affiliates of Behringer Advisors.  For the grants made in 2008 under the 2005 Incentive Award Plan, the options became exercisable one year after the date of grant.

Executive Officers

In addition to Robert M. Behringer and Robert S. Aisner, as of August 3, 2009, the following individuals serve as our executive officers:

Michael A. Ernst, 48, has served as our Chief Financial Officer and Treasurer since May 2009.  Mr. Ernst is also the Executive Vice President — Finance of Harvard Property Trust, the managing member of Behringer Advisors, and HPT Management.  Mr. Ernst has over ten years of experience in the REIT industry, including capital planning, financial strategy, corporate accounting, raising capital, evaluating new investment opportunities and investor relations.  Prior to joining Behringer Harvard in September 2008, Mr. Ernst was Executive Vice President and Chief Financial Officer of UDR, Inc., a company operating as a publicly traded REIT (NYSE: UDR). In this position, which he assumed in July 2006, Mr. Ernst oversaw the areas of corporate accounting, financial planning and analysis, investor relations, treasury operations and SEC reporting for UDR.  From 1997 to 2006, Mr. Ernst served as an Executive Vice President and as the Chief Financial Officer of Prentiss Properties Trust. Prior to that, Mr. Ernst served as a Senior Vice President in Bank of America’s Real Estate Finance Group, where he managed a team of lenders covering national accounts including many public real estate companies. Mr. Ernst received a Bachelor degree and a Masters of Business Administration degree, with a focus on Real Estate and Finance, from the University of Virginia.

Gerald J. Reihsen, III, 50, has been our Executive Vice President — Corporate Development & Legal since June 2002.  He also serves in this capacity with Behringer Advisors, and in this and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard Opportunity REIT I, Inc. (since January 2004), Behringer Harvard Opportunity REIT II, Inc. (since January 2007), Behringer Harvard Multifamily REIT I, Inc. (since August 2006) and Behringer Harvard REIT II, Inc. (since April 2007).  Mr. Reihsen also has served as President of Behringer Securities LP since February 2003.

For over 20 years, Mr. Reihsen’s business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships and public and private securities offerings.  Prior to joining Behringer Harvard in 2001, for the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney.  After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, LLP, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998.  In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000.  In 2000, he practiced law as a principal of Block & Balestri, PC, a corporate and securities law firm.  In 2000 and 2001, Mr. Reihsen was employed as the Vice President — Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc.  Mr. Reihsen holds FINRA Series 7, 24, 27 and 63 registrations.  Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

Gary S. Bresky, 43, has been our Executive Vice President since June 2002, and served as our Chief Financial Officer from June 2002 until May 2009.  Mr. Bresky also is the Executive Vice President and Chief Financial Officer of Behringer Advisors and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard Opportunity REIT I, Inc. (since January 2004), Behringer Harvard Opportunity REIT II, Inc. (since January 2007), Behringer Harvard Multifamily REIT I, Inc. (since August 2006) and Behringer Harvard REIT II, Inc. (since April 2007).

Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years.  Prior to joining Behringer Harvard, Mr. Bresky served as a Senior Vice President of Finance with Harvard Property Trust, Inc. from 1997 to 2001.  In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions of the company.  Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.  From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, where he focused on finance and accounting for both public and private real estate investment trusts.  His experience included conducting annual audits, preparing public securities reporting compliance filings and real estate securities registration statements for his clients.  From 1989 to 1994, Mr. Bresky worked with Ten West Associates, Ltd. and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million.  From 1988 until 1989, Mr. Bresky worked as an analysts’ assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management.  Mr. Bresky holds FINRA Series 7, 24, 27 and 63 registrations.  Mr. Bresky received a Bachelor of Arts degree from the University of California — Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

M. Jason Mattox, 34, has served as our Executive Vice President since March 2006.  Mr. Mattox also serves as an Executive Vice President of Behringer Advisors and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard Opportunity REIT I, Inc. (since March 2006), Behringer Harvard Opportunity REIT II, Inc. (since January 2007), Behringer Harvard Multifamily REIT I (since August 2006) and Behringer Harvard REIT II, Inc. (since April 2007).

From 1997 until joining Behringer Harvard REIT I, Inc., Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998.  From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands.  From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties.  Mr. Mattox holds FINRA Series 7, 24 and 63 registrations.  Mr. Mattox received both a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

Jon L. Dooley, 57, has been our Executive Vice President — Real Estate since April 2004.  Mr. Dooley holds a similar position with Behringer Advisors and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard Opportunity REIT I, Inc. (since March 2006), Behringer Harvard Opportunity REIT II, Inc. (since January 2007) and Behringer Harvard REIT II, Inc. (since April 2007).

Mr. Dooley has over 25 years of commercial real estate experience.  From June 2002 until May 2003, he served as one of our independent directors.  In 2002, he served as a Senior Vice President with Trammell Crow Company, formerly a New York Stock Exchange listed diversified commercial real estate pension company (since acquired by CB Richard Ellis Group, Inc.).  For the 13 years prior to joining Trammell Crow, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, a commercial real estate investment company, and its predecessor, Equitable Real Estate Investment Management.  In 1997, Mr. Dooley became a principal with Lend Lease.  Prior to that, Mr. Dooley served as a Senior Vice President of Asset Management from 1991 to 1996 while at Equitable.  Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.  Mr. Dooley is a licensed real estate broker in Texas, Georgia and Colorado.

Compensation of Executive Officers

Our executive officers also are officers of Behringer Advisors and its affiliates and are compensated directly by these entities for providing services to us.  We do not separately compensate our executive officers, nor do we reimburse Behringer Advisors for any compensation paid to their employees who also serve as our executive officers, other than through the general fees we pay to them under the advisory management agreement.  As a result, we do not have, and our Compensation Committee has not considered, a compensation policy or program for our executive officers and has not included a “Compensation Discussion and Analysis” in this proxy statement.  The fees we pay to Behringer Advisors and its affiliates are described in more detail under “Certain Transactions.”

If we determine to compensate our named executive officers in the future, the Compensation Committee will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2008 or formerly served as an officer of the Company or any of our subsidiaries.  In addition, during the fiscal year ended December 31, 2008, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director and officer and each person beneficially owning more than 10% of a registered security of the Company to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms, and amendments thereto, if any, furnished to the Company during and with respect to the fiscal year ended December 31, 2008, or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements and filed on a timely basis in 2008.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of August 3, 2009, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each named executive officer, and our directors and executive officers as a group.  The percentage of beneficial ownership is calculated based on 292,597,017 shares of common stock outstanding as of August 3, 2009.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Robert M. Behringer (2)(3)	32,163.493	*
Robert S. Aisner (3)(4)	—	—
Charles G. Dannis (5)	2,576.067	*
Steven W. Partridge (6)	3,650.000	*
G. Ronald Witten (7)	3,626.374	*
Michael A. Ernst (3)	—	—
Gerald J. Reihsen, III (3)(8)	2,417.583	*
Gary S. Bresky (3)(9)	3,021.978	*
M. Jason Mattox (3)(10)	384.616	*
Jon L. Dooley (3)	800.000	*
All current directors and executive officers as a group (10 persons)	48,640.111	*

*	Represents less than 1%

(1)

For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (1) 292,597,017 shares of common stock outstanding as of August 3, 2009 and (2) shares of common stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days following August 3, 2009; it does not include 1,000 shares of convertible stock owned by Behringer Advisors. Beneficial ownership is determined in accordance with the rules of SEC that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(2)

Includes 22,000 shares of common stock owned by Behringer Harvard Holdings but does not include 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. As of August 3, 2009, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)	The address of Messrs. Behringer, Aisner, Ernst, Reihsen, Bresky, Mattox and Dooley is c/o Behringer Harvard REIT I, Inc., 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

(4)

Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Aisner controls the disposition of 4% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

(5)	Includes vested options exercisable into 3,000 shares of common stock. The address of Mr. Dannis is Campbell Center II, 8150 North Central Expressway, Suite 950, Dallas, Texas 75206.

(6)	Includes vested options exercisable into 3,000 shares of common stock. The address of Mr. Partridge is 16475 Dallas Parkway, Suite 250, Addison, Texas 75001.

(7)	Includes vested options exercisable into 3,000 shares of common stock. The address of Mr. Witten is 8235 Douglas Avenue, Suite 420, Dallas, Texas 75225.

(8)

Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Reihsen’s interest in Behringer Harvard Holdings.

(9)

Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Bresky controls the disposition of 3% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Bresky’s interest in Behringer Harvard Holdings.

(10)

Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Mattox controls the disposition of 1.5% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Mattox’s interest in Behringer Harvard Holdings.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the board of directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, regarding the fair and complete presentation of the Company’s results.  The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and the Company’s independent registered public accounting firm.  The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114.

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including its advisor and its affiliates, including the matters in the written disclosures and the letter provided to the Audit Committee by the independent registered public accounting firm, as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.  In addition, the Audit Committee has selected, and the board of directors has ratified the selection of, the Company’s independent registered public accounting firm.  The following independent directors, who constitute the Audit Committee, provide the foregoing report.

AUDIT COMMITTEE:

Steven W. Partridge, Chairman
Charles G. Dannis
G. Ronald Witten

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

Independent Registered Public Accounting Firm

We have selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ended December 31, 2009.  Our management believes that Deloitte & Touche LLP is knowledgeable about our operations and accounting practices and is well qualified to act as our independent registered public accounting firm.

One or more representatives of Deloitte & Touche LLP have been invited and may be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Other Fees

The following table presents (in thousands) fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audits of our annual financial statements for the years ended December 31, 2008 and 2007:

	2008	2007
Audit Fees (1)	933	661
Audit-Related Fees (2)	116	599
Tax Fees (3)	442	683
All Other Fees	—	—
Total Fees	1,491	1,943

(1)	Audit fees consist principally of fees for the audit of our annual financial statements and review of our financial statements included in our quarterly reports on Form 10-Q.

(2)

Audit-related fees consist of fees for assurance and related professional services performed in connection with a review of our financial statements that were included in the registration statements, as amended, for the public offerings of our common stock and review of pro forma financial statements for property acquisitions and Sarbanes-Oxley Act, Section 404 advisory services.

(3)	Tax fees consist principally of assistance with matters related to tax compliance, tax planning and tax advice.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the Company’s independent registered public accounting firm in advance of the service being performed. For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost under $25,000, the Audit Committee will be provided information to review and must approve each project prior to commencement of any work.  For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost $25,000 and over, the Audit Committee will be provided with a detailed explanation of what services are being included, and asked to approve a maximum amount for specifically identified services in each of the following categories: (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent registered public accounting firm.  If additional amounts are needed, the Audit Committee must approve the increased amounts prior to the previously approved maximum being reached and before the additional work may continue.  Approval by the Audit Committee may be granted at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications.  The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the Audit Committee on a regular basis.

The Audit Committee approved all of the services provided by, and fees paid to, the Deloitte Entities during the years ended December 31, 2008 and 2007.

CERTAIN TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

Our charter contains provisions setting forth our ability to engage in certain related party transactions. Our board reviews all of the related party transactions and, as a general rule, any related party transactions must be approved by a majority of the directors not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, our directors will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.  We believe that our general policies and procedures regarding related party transactions are evidenced by the disclosures above.  We may in the future adopt written policies and procedures regarding related party transactions.

Related Party Transactions

Behringer Advisors and certain of its affiliates have earned fees and compensation in connection with each of our public offerings and earn fees and compensation in connection with the acquisition, management and sale of our assets.  During 2008, we completed the third and final primary public offering of our common stock, and currently are offering shares of our common stock only to our existing stockholders through our distribution reinvestment plan, or “DRIP.”

Behringer Securities LP (“Behringer Securities”), an affiliate of Behringer Advisors, served as the dealer manager for each of our previous public offerings and received commissions of up to 7% of gross offering proceeds (1% for sales under our DRIP) before reallowance of commissions earned by participating broker-dealers.  In connection with our third public offering, up to 2.5% of gross proceeds before reallowance to participating broker-dealers were paid to Behringer Securities as a dealer manager fee; except that no dealer manager fee was paid on purchases made pursuant to our DRIP.  In our third public offering, Behringer Securities reallowed all of its commissions to participating broker-dealers and reallowed a portion of its dealer manager fee of up to 2.0% of the gross offering proceeds to be paid to such participating broker-dealers; provided, however, that Behringer Securities did not reallow, in the aggregate, more than 1.5% of gross offering proceeds for marketing fees and expenses, bona fide training and educational meetings and non-itemized, non-invoiced due diligence efforts, and more than 0.5% of gross offering proceeds for bona fide, separately invoiced due diligence expenses incurred as fees, costs and other expenses from third parties.  During the year ended December 31, 2008, Behringer Securities’ commissions and dealer manager fees totaled approximately $54.1 million and approximately $19.6 million, respectively, and were recorded as a reduction of additional paid-in capital.

Behringer Advisors, or its affiliates, received up to 1.5% of gross offering proceeds for reimbursement of offering expenses incurred in connection with our third pubic offering, except that no offering expenses were reimbursed with respect to purchases made pursuant to our DRIP.  During the year ended December 31, 2008, offering expenses of approximately $11.8 million were reimbursable by us and were recorded as a reduction of additional paid-in capital.

Behringer Advisors, or its affiliates, receives acquisition and advisory fees of up to 2.5% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity.  Behringer Advisors or its affiliates also receives up to 0.5% of the contract purchase price of each asset purchased or the principal amount of each loan made by us for reimbursement of expenses related to making the investment.  Behringer Advisors earned approximately $13.7 million in acquisition and advisory fees and reimbursement of expenses for the investments we acquired in the year ended December 31, 2008.

HPT Management, our property manager and an affiliate of our advisor, receives fees for management, leasing and construction supervision of our properties, which may be subcontracted to unaffiliated third parties.  The management fees are generally equal to approximately 3% of gross revenues of the respective property, plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property.  In the event that we contract directly with a non-affiliated third party property manager in the management of a property, we pay HPT Management an oversight fee equal to 0.5% of gross revenues of the property managed.  In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property.  We incurred and expensed fees of approximately $17.6 million in the year ended December 31, 2008 for the services provided by HPT Management in connection with our real estate and investment properties.

Depending on the nature of the asset at the time the fee is incurred, we pay Behringer Advisors an annual asset management fee of either (1) 0.6% of aggregate asset value for operating assets or (2) 0.6% of total contract purchase price plus budgeted improvement costs for development or redevelopment assets (each fee payable monthly in an amount equal to one-twelfth of 0.6% of such total amount as of the date it is determinable).  For the year ended December 31, 2008, we incurred and expensed approximately $28.0 million of asset management fees.

Behringer Advisors may require us to reimburse it for costs and expenses paid or incurred to provide services to us including the costs of goods, services or materials used by us and the salaries and benefits of persons employed by these entities and performing services for us; provided, however, no reimbursement is made for costs of personnel to the extent the advisor receives a separate fee for their services.  For the year ended December 31, 2008, we incurred and expensed approximately $1.7 million for these costs and expenses.

We pay Behringer Advisors or its affiliates a debt financing fee equal to 1% of the amount of any debt made available to us.  We incurred approximately $0.9 million in debt financing fees for the year ended December 31, 2008.

At December 31, 2008, we had payables to related parties of approximately $8.3 million consisting primarily of acquisition and advisory fees, asset management fees, offering costs and operating expense reimbursements payable to Behringer Advisors and property management fees payable to HPT Management.  At December 31, 2008, we had no receivables from related parties.

Behringer Advisors or its affiliates will be paid disposition fees if the advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties.  In such event, we will pay the advisor an amount equal to the lesser of (subject to the limitation set forth below): (a) one-half of the brokerage commission paid, or (b) 3% of the sales price of each property sold.  This fee will not be earned or paid unless and until our stockholders have received total distributions (excluding the 10% stock dividend) in an amount equal to or greater than the sum of the aggregate capital contributed by stockholders plus a 9% annual, cumulative, non-compounded return thereon.  Subordinated disposition fees that are not earned and payable at the date of sale are reflected as a contingent liability which will be earned and paid when the above condition has been satisfied, if ever.  As of December 31, 2008, assuming all the conditions above are met, Behringer Advisors would be paid approximately $0.8 million in disposition fees.

ADDITIONAL INFORMATION

Stockholder Proposals

The rules promulgated by the SEC require that any proposal by a stockholder for consideration at the 2010 Annual Meeting of Stockholders be received by us no later than April 21, 2010, if any such proposal is to be eligible for inclusion in our proxy materials for our 2010 Annual Meeting.  Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our bylaws.  Our bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.13 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice for the annual meeting held in the prior year.  Accordingly, under our current bylaws, a stockholder nomination or proposal intended to be considered at the 2010 Annual Meeting of Stockholders must be received by us no earlier than April 21, 2010 and not later than May 21, 2010.  Our Secretary will provide a copy of our bylaws upon written request and without charge.

We have adopted a process for stockholders to send communications to our board.  A description of the manner in which stockholders can send such communications appears above under “Communication with Directors” and can also be found on the website maintained for us at www.behringerharvard.com.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Telisa Webb Schelin
Telisa Webb Schelin
Secretary

P.O. Box 55909

Boston, MA 02205-5909

Proxy Voting Card

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to the annual meeting.

Vote by Internet
http://www.eproxy.com/bh1

• Go to the web site address listed above.
• Have your proxy card ready.
• Follow the simple instructions that appear on your computer screen.

Vote by Phone
1-866-977-7699

• Use any touch-tone telephone.
• Have your proxy card ready.
• Follow the simple recorded instructions.

Vote by Mail

• Mark, sign, and date your proxy card.
• Detach your proxy card.
• Return your proxy card in the postage paid envelope provided.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you authorize your proxy by Internet or telephone, you do not need to mail back your proxy card.

FOLD & DETACH HERE

Please mark your votes as indicated in this example.	☒

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR ALL” nominees in Proposal 1. The votes entitled to be cast by the stockholder will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

1.	Election of Directors
Nominees:
(01) Robert M. Behringer
(02) Robert S. Aisner
(03) Charles G. Dannis
(04) Steven W. Partridge
(05) G. Ronald Witten

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE “FOR ALL”

	FOR	WITHHOLD	FOR ALL
	ALL	ALL	EXCEPT*
1.	☐	☐	☐

* To withhold authority to vote for any individual nominee(s), write the number of the nominee(s) in the box to the right.

2.	To vote and otherwise represent the undersigned on any matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owner signature required only if notice has been given to the Secretary of the Company that the signature of a single joint tenant or tenant in common owner is not sufficient to bind all owners. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY

MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS:

The Proxy Statement and 2008 Annual Report to Stockholders are available at

http:/www.behringerharvard.com/proxy

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive the 2009 Annual Report to Stockholders and proxy materials via the Internet rather than by mail. To sign up for this optional service, visit www.eproxy.com/bh1. When the materials are available, we will send you an e-mail with instructions that will enable you to receive these materials electronically.

YOUR VOTE IS IMPORTANT!

You can authorize a proxy in one of the three ways:

1.              Vote by Telephone: Call toll-free 1-866-977-7699 on a touch-tone telephone and follow the instructions on the reverse side. There is no charge to you for this call.

2.              Vote by Internet at our Internet Address: www.eproxy.com/bh1. Follow the instructions provided there.

3.              Vote by Mail: Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

Fold Here

& Detach

PROXY

BEHRINGER HARVARD REIT I, INC.

Annual Meeting of Stockholders - October 29, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder hereby appoints Gerald J. Reihsen, III, Gary S. Bresky, M. Jason Mattox, and Telisa Webb Schelin, or any of them individually, and each of them, with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Behringer Harvard REIT I, Inc. common stock that the undersigned is entitled to vote as of the record date and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas, on October 29, 2009, at 1:00 p.m. local time, or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. When shares are held joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument of order that so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

(Continued and to be marked, dated and signed, on the other side)